Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. SUBSIDIARIES HORIZON AND BRIGHT

OBTAIN SIGNIFICANT COURT VICTORY AGAINST SPRINT NEXTEL

Judge Prohibits Sprint Nextel from Using Sprint Brand, Marks and Logo to Promote Nextel Products and Services in Affiliates’ Territory

SCHAUMBURG, Ill. — August 6, 2006 - iPCS, Inc. (Nasdaq: “IPCS”), a Sprint PCS Affiliate of Sprint Nextel, today announced that on Friday, August 4, 2006, Vice Chancellor Parsons issued his decision with respect to the claims of the Company’s subsidiaries — Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC — against Sprint Nextel in the Court of Chancery of the State of Delaware.  Horizon and Bright together manage a territory with 7.2 million licensed pops in parts of Indiana, Ohio, Tennessee, Pennsylvania and New York.

The Court ruled that Horizon/Bright is entitled to a permanent injunction against Sprint Nextel because Horizon/Bright “will suffer irreparable harm if Sprint Nextel proceeds as it wishes in [the Horizon/Bright territory].”  Tim Yager, the Company’s president and chief executive officer, stated that “the ruling is an important and significant victory in our dispute with Sprint Nextel arising out of Sprint’s merger with Nextel, particularly as it relates to our exclusive rights to the Sprint brand and marks.”

Mr. Yager noted that the Court’s decision protects and reinforces Horizon/Bright’s rights in the following significant ways:

•                  Horizon/Bright are entitled to a permanent injunction preventing Sprint Nextel from proceeding with its proposed use of the Sprint brand and marks to re-brand Nextel stores and to promote and sell Nextel products and services in the Horizon/Bright territory.

•                  Horizon/Bright effectively have an exclusive right to use the Sprint brand and marks in their Service Areas to offer Sprint PCS Products and Services.

•                  Sprint Nextel cannot offer Sprint PCS Products and Services in the Nextel stores located in the Horizon/Bright territory, as Horizon/Bright are the exclusive providers of Sprint PCS Products and Services in their territories.

•                  Sprint Nextel may not use Horizon/Bright confidential information to compete with Horizon/Bright.  Sprint Nextel committed to additional measures to ensure that Horizon/Bright confidential information is protected, including measures with respect to customer information, network performance data, billing information, business forecasts, and marketing and advertising campaign materials.

As a result of the trial, Horizon/Bright successfully obtained open-court commitments that Sprint Nextel will not take certain specific actions in the Horizon/Bright territory — including with respect to dual-mode phones, early termination fees, national business account representatives and bill inserts.  The Court stated that it “accepts Sprint Nextel’s unqualified representatives as binding on them for as long as the Management Agreement remains in effect.”  Specifically:

•                  Sprint Nextel committed that any dual-mode phones offered by Sprint Nextel will direct voice and data traffic to the CDMA network and not the iDEN network.

•                  Sprint Nextel committed that it will not waive early termination fees for customers switching from Horizon/Bright to Sprint Nextel iDEN service.

•                  Sprint Nextel committed that its national business account representatives will offer either CDMA or iDEN products and services, not both, in the Horizon/Bright territory and the representatives will not share customer information with each other.

•                  Sprint Nextel committed that it will not use bill inserts to entice Horizon/Bright customers to become Sprint Nextel iDEN customers.

In reliance on these commitments, the Court did not issue a ruling as to these matters at this time.  However, the Court noted that if Sprint Nextel does engage in any of these actions, the Court could promptly entertain a request for appropriate relief. The Company is optimistic that, so long as Sprint Nextel abides by its commitments, these measures will help protect the Company from unbalanced competition with Nextel products in its territory in violation of our agreements with Sprint.  The Company plans to carefully monitor Sprint Nextel’s compliance with these commitments and with the order that the Court will be issuing shortly to implement its ruling.

In granting the Horizon/Bright request for a permanent injunction, the Court ruled that Horizon/Bright “will suffer irreparable harm if, in [the Horizon/Bright territory], Sprint Nextel offers iDEN products and services using the same brand and marks as [Horizon/Bright] and re-brands the legacy Nextel stores with the new Sprint logo.” Accordingly, the Court’s issuance of a permanent injunction prevents Sprint Nextel from proceeding with its planned re-branding strategy in the Horizon/Bright territory. Although the Court stated that Sprint Nextel may engage in some limited re-branding of its stores — such as to reflect the fact that Sprint Nextel are one company — it “must do so in a way that does not create a likelihood of confusion in the minds of consumers as to the sponsor of the store or which products and services are available in it.”

Mr. Yager stated that "we are pleased that the Delaware judge agreed that Sprint Nextel's plans would breach our agreements with them and that he will be issuing a permanent injunction over Sprint Nextel’s future use of its brand, marks and logo in the Horizon/Bright territory. The ruling provides a level of certainty so we can continue to execute on our business plan.”  He continued by stating that “the ruling is a successful first step in our litigation to protect our exclusivity and other contract rights in light of the merger between Sprint and Nextel.  We are completing the post-trial briefing in iPCS’s pending case in Illinois state court and look forward to another favorable ruling later this year.”

Pursuant to its terms, the Forbearance Agreement between Horizon/Bright and Sprint Nextel expired upon the issuance of the Court’s ruling.

This press release, along with a copy of the Court’s opinion, is being filed with the SEC as part of a Form 8-K.  We encourage you to read the Court’s opinion in its entirety.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL), As of June 30, 2006, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and had approximately 517,500 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) shifts in populations or network focus; (5) changes or advances in technology; (6) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (7) potential declines in roaming and wholesale revenue; (8) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (9) difficulties in network construction, expansion and upgrades; (10) increased competition in iPCS’s markets; (11) adverse changes in financial position, condition or results of operations; and (12) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.